OAKWOOD MORTGAGE INVESTORS, INC. 1996-B          REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT # 7
REMITTANCE REPORT                                             Page 1 of 6
REPORTING MONTH:                      Jan-97



                    Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------

Beginning                                                          Ending        Scheduled                Scheduled
Principal       Scheduled   Prepaid      Liquidated   Contracts     Principal     Gross       Servicing    Pass Thru
Balance         Principal   Principal     Principal   Repurchased   Balance       Interest       Fee       Interest
-----------------------------------------------------------------------------------------------------------------------


206,684,145.23  (534,165.75)(579,554.15) (509,550.83)    0.00     205,060,874.50 1,922,854.09 172,236.79 1,750,617.30
=======================================================================================================================


                                           Amount
        Liquidation        Reserve        Available for
        Proceeds           Fund Draw      Distribution
----------------------------------------------------------------------


       354,800.19             0.00         3,391,374.18
======================================================================






                    Mezzanine Reserve Fund as of Cutoff Date
----------------------------------------------------------------------------------------------------------------------------------


Beginning                          Investment    Balance Before     Reserve     Reserve       Balance After
 Balance     Deposits    Distrib.   Interest  Current Distribution  Fund Draw   Fund Deposit  Current Distribution     Excess
----------------------------------------------------------------------------------------------------------------------------------

 433,060.82     0.00   -1,735.82   1,712.29        433,037.29         0.00       0.00         433,037.29              1,712.29
==================================================================================================================================



              Reserve Fund Required Balance
         --------------------------------------
           Before Current     After Current
            Distribution       Distribution
         --------------------------------------


             431,325.00         431,325.00
         ======================================


Class B-1 Reserve Fund as of Cutoff Date


Beginning                         Investment    Balance Before     Reserve   Reserve      Balance After
 Balance    Deposits    Distrib.   Interest  Current Distribution  Fund Draw Fund Deposit Current Distribution      Excess
--------------------------------------------------------------------------------------------------------------------------------

324,795.86    0.00   -1,301.86   1,284.22        324,778.22          0.00     0.00         324,778.22              1,284.22
================================================================================================================================


            Reserve Fund Required Balance
       --------------------------------------
          Before Current     After Current
         Distribution       Distribution
       --------------------------------------

          323,494.00         323,494.00
       ======================================




Class B-2 Reserve Fund as of Cutoff Date



Beginning                       Investment    Balance Before     Reserve        Reserve          Balance After
 Balance    Deposits  Distrib.   Interest  Current Distribution  Fund Draw      Fund Deposit     Current Distribution    Excess
----------------------------------------------------------------------------------------------------------------------------------

216,482.66    0.00   -820.66     810.21        216,472.21           0.00          0.00        216,472.21                810.21
==================================================================================================================================

     Reserve Fund Required Balance
--------------------------------------

    Before Current     After Current
      Distribution       Distribution
--------------------------------------

      215,662.00         215,662.00
======================================


                               Certificate Account
--------------------------------------------------------------------------------

Beginning                    Deposits                      Investment   Ending
 Balance         Principal     Interest    Distributions  Interest    Balance
--------------------------------------------------------------------------------

 241,352.42    1,630,898.74 1,911,124.05  (3,150,825.93)   1,956.22  634,505.50
================================================================================


                        P&I Advances at Distribution Date
------------------------------------------------------------------------------

 Beginning        Recovered           Current             Ending
  Balance          Advances           Advances           Balance
------------------------------------------------------------------------------


 1,854,580.13  1,816,085.33       1,403,011.07       1,441,505.87
==============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B          REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT # 7
REMITTANCE REPORT
REPORTING MONTH:                         Jan-97  Page 2 of 6


Class B Crossover Test                                                              Test Met?
------------------------------------------------------------------                  -----------

(a) Remittance date on or after January 2001                                              N


(b) Average 60 day Delinquency rate <=        5%                                          Y

(c) Average 30 day Delinquency rate <=        7%                                          Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                   Aug. 1996 -Aug. 1997       4%                                          Y
                   Jan 2001 -Aug. 2002        7%                                          N
                   Aug. 2002 - Jan. 2003      8%                                          N

                   Jan, 2003 -                9%                                          N


(e) Current realized loss ratio <=            2.75%                                       Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =              22.750%
     of stated scheduled pool balance

                Beginning B-1 balance                               16,983,002.06

                Beginning B-2 balance                               10,614,543.63

                Beginning Accelerated Principal Distribution           438,749.31
                                                                  ------------------
                                                                    28,036,295.00
                Divided by beginning pool
                balance                                            206,684,145.23
                                                                  ------------------
                                                                          13.565%         N
                                                                  ==================




 Average 60 day delinquency ratio:


                             Over 60s           Pool Balance    %
                        -------------------------------------------------

 Current Mo              5,933,757.11          205,060,874.50  2.89%
 1st Preceding Mo        5,008,161.09          206,684,145.23  2.42%
 2nd Preceding Mo        3,568,856.74          207,898,121.83  1.72%
                                                Divided by       3
                                                           --------------
                                                               2.34%
                                                           ==============




 Average 30 day delinquency ratio:

                             Over 30s           Pool Balance      %
                        ---------------------------------------------------

 Current Mo               9,062,821.51          205,060,874.50  4.42%
 1st Preceding Mo         8,960,345.71          206,684,145.23  4.34%
 2nd Preceding Mo         6,751,830.44          207,898,121.83  3.25%
                                                 Divided by       3
                                                            --------------
                                                                4.00%
                                                            ==============

 Cumulative loss ratio:

                         Cumulative losses          341,869.20
                                           --------------------
 Divided by Initial Certificate Principal       215,662,295.00 0.159%
                                                            ==============




 Current realized loss ratio:

                            Liquidation       Pool
                              Losses          Balance
                        --------------------------------------

 Current Mo               154,750.64     206,684,145.23
 1st Preceding Mo          57,664.15     207,898,121.83
 2nd Preceding Mo          42,542.48     208,993,611.41
                                                             0.492%
                                                           ==========

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                POOL REPORT # 7
REPORTING MONTH:                       Jan-97           Page 3 of 6



                                                             Delinquency Analysis

                                           31 to 59 days        60 to 89 days       90 days and Over         Total Delinq.
              No. of     Principal            Principal          Principal             Principal               Principal
              Loans      Balance        #     Balance     #       Balance        #    Balance         #         Balance
              ---------------------------------------------------------------------------------------------------------------


Excluding Repos 7,526  202,363,094.30  121 3,129,064.40    47   1,381,657.25     55   1,884,678.63    223    6,395,400.28

        Repos      90    2,697,780.20    0         0.00    21     691,110.21     68   1,976,311.02     89    2,667,421.23
              -------------------------------------------------------------------------------------------------------------

        Total   7,616  205,060,874.50  121 3,129,064.40    68   2,072,767.46    123   3,860,989.65    312    9,062,821.51
              =============================================================================================================

                                                                                                     4.1%          4.42%
                                                                                                   ========================




                          Repossession Analysis
     Active Repos       Reversal        Current Month
     Outstanding       (Redemption)      Repos           Cumulative Repos
     Principal           Principal       Principal           Principal
 #    Balance     #     Balance    #       Balance    #       Balance
----------------------------------------------------------------------------


 90 2,697,780.20  0         0.00   25   790,315.61  143     3,762,588.12

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                 POOL REPORT # 7
REPORTING MONTH:                    Jan-97
                                                          Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                   Liquidated                                                 Net                    Net      Current
Account  Customer  Principal    Sales      Insur.    Total  Repossession Liquidation Unrecov.    Pass Thru  Period Net  Cumulative
Number     Name     Balance   Proceeds     Refunds Proceeds   Expenses    Proceeds   Advances    Proceeds  Gain/(Loss)  Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------


000245-1  MULLINS  11,859.60   2,900.00      0.00   2,900.00    128.48   2,771.52    1,033.00    1,738.52  (10,121.08)
000769-0  MURPHY   11,248.32   3,680.00      0.00   3,680.00      0.00   3,680.00      968.92    2,711.08   (8,537.24)
001261-7  FRAZIER  12,406.43   5,500.00      0.00   5,500.00      0.00   5,500.00    1,848.66    3,651.34   (8,755.09)
002003-2  SCHRECK  12,116.74   3,515.00      0.00   3,515.00      0.00   3,515.00      760.50    2,754.50   (9,362.24)
005932-9  GRIFFIN   4,652.86   1,800.00      0.00   1,800.00      0.00   1,800.00    1,637.10      162.90   (4,489.96)
085754-0  LANIER   14,295.47   6,000.00    744.07   6,744.07    110.00   6,634.07    1,120.20    5,513.87   (8,781.60)
086274-8  SANDERS  24,639.62  24,800.00     88.89  24,888.89    919.00  23,969.89      836.00   23,133.89   (1,505.73)
088486-6  KENDRICK 28,836.67  24,500.00  2,189.87  26,689.87  3,035.00  23,654.87    1,893.90   21,760.97   (7,075.70)
088665-5  CHAPMAN  25,162.49  24,950.00      0.00  24,950.00    748.00  24,202.00    1,067.20   23,134.80   (2,027.69)
089079-8  RAY      22,788.84  22,700.00    183.40  22,883.40  4,247.96  18,635.44      997.60   17,637.84   (5,151.00)
089100-2  BILBREY  16,384.18   5,000.00  1,545.05   6,545.05    775.00   5,770.05    1,283.60    4,486.45  (11,897.73)
089606-8  POLLARD  11,413.86   2,500.00    536.55   3,036.55    250.00   2,786.55    2,170.62      615.93  (10,797.93)
089880-9  TINSLEY  26,694.51  24,900.00    222.56  25,122.56  1,310.95  23,811.61    1,415.90   22,395.71   (4,298.80)
090006-8  HICKMAN  26,168.89  10,800.00      0.00  10,800.00  2,403.40   8,396.60    1,632.30    6,764.30  (19,404.59)
090567-9  COLLINS  30,536.54  31,800.00  1,694.10  33,494.10  4,612.15  28,881.95    2,066.16   26,815.79   (3,720.75)
091078-6  GOWAN    32,765.26  29,310.00  1,921.22  31,231.22  1,088.30  30,142.92    1,847.50   28,295.42   (4,469.84)
091472-1  EMBREE   30,244.32  24,000.00  1,340.13  25,340.13    720.00  24,620.13    1,651.25   22,968.88   (7,275.44)
091527-2  YANCEY    5,331.25   2,100.00     67.95   2,167.95    240.00   1,927.95    1,338.12      589.83   (4,741.42)
091583-5  JOCOBS   27,487.44  25,835.00  1,638.70  27,473.70  2,875.05  24,598.65    1,655.55   22,943.10   (4,544.34)
092390-4  PACHECO  29,700.38  28,500.00  2,453.68  30,953.68  1,061.00  29,892.68    1,286.20   28,606.48   (1,093.90)
092971-1  SETZER   25,572.96  21,200.00    199.36  21,399.36    733.50  20,665.86    1,224.48   19,441.38   (6,131.58)
093885-2  SMITH    23,304.51  22,950.00    920.08  23,870.08  2,638.50  21,231.58    1,270.95   19,960.63   (3,343.88)
093953-8  LOWERY    1,217.44     500.00     37.58     537.58      0.00     537.58      848.24     (310.66)  (1,528.10)
094549-3  WELCH    19,546.21  18,900.00  1,186.74  20,086.74    567.00  19,519.74    1,398.05   18,121.69   (1,424.52)
094759-8  HARRIS   35,176.04  35,500.00    644.96  36,144.96  2,864.25  33,280.71    2,375.16   30,905.55   (4,270.49)
                  ----------------------------------------------------------------------------------------------------
                  509,550.83 404,140.00 17,614.89 421,754.89 31,327.54 390,427.35   35,627.16  354,800.19 (154,750.64)  (341,869.20)
                  ==================================================================================================================


                                                                                                                               0.00
                                                                                                                       =============


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                 POOL REPORT # 7
REPORTING MONTH:                  Jan-97
                                                                Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                               Original      Beginning       Current    Accelerated              Ending               Principal Paid
              Cert.           Certificate   Certificate     Principal    Principal   Writedown  Certificate     Pool     Per $1,000
              Class            Balances       Balances       Payable    Distribution  Amounts    Balances      Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                            45,290,000.00  36,311,850.21 (1,623,270.73)   0.00       0.00    34,688,579.48  76.59214%    35.84
A-1 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

A-2                            35,585,000.00  35,585,000.00          0.00    0.00       0.00    35,585,000.00 100.00000%     0.00
A-2 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

A-3                            32,350,000.00  32,350,000.00          0.00    0.00       0.00    32,350,000.00 100.00000%     0.00
A-3 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

A-4                            22,642,000.00  22,642,000.00          0.00    0.00       0.00    22,642,000.00 100.00000%     0.00
A-4 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

A-5                            32,350,000.00  32,350,000.00          0.00    0.00       0.00    32,350,000.00 100.00000%     0.00
A-5 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

A-6                            19,409,000.00  19,409,000.00          0.00    0.00       0.00    19,409,000.00 100.00000%     0.00
A-6 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

B-1                            17,253,000.00  16,983,002.06          0.00    0.00       0.00    16,983,002.06  98.43507%     0.00
B-1 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

B-2                            10,783,295.00  10,614,543.63          0.00    0.00       0.00    10,614,543.63  98.43507%     0.00
B-2 Outstanding Writedown               0.00           0.00          0.00    0.00       0.00             0.00   0.00         0.00

Excess Asset Principal Balance          0.00     438,749.31          0.00    0.00       0.00       438,749.31


                              -------------------------------------------------------------------------------

                              215,662,295.00 206,684,145.21 (1,623,270.73)   0.00       0.00   205,060,874.48
                              ===============================================================================






OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                POOL REPORT # 7
REPORTING MONTH:               Jan-97
                                                 Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                   Interest Paid
           Certificate   Remittance     Beginning     Current        Total    Interest     Ending  Per $1,000    Cert.     TOTAL
              Class         Rate         Balance      Accrual         Paid   Shortfall    Balance Denomination   Class  DISTRIBUTION
                         -----------------------------------------------------------------------------------------------------------


A-1                       5.59438%       0.00      174,928.08    174,928.08      0.00        0.00       4.82        A-1 1,798,198.81
A-1  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-1  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

A-2                       6.80000%       0.00      201,648.33    201,648.33      0.00        0.00       5.67        A-2   201,648.33
A-2  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-2  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

A-3                       7.10000%       0.00      191,404.17    191,404.17      0.00        0.00       5.92        A-3   191,404.17
A-3  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-3  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

A-4                       7.35000%       0.00      138,682.25    138,682.25      0.00        0.00       6.13        A-4   138,682.25
A-4  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-4  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

A-5                       7.65000%       0.00      206,231.25    206,231.25      0.00        0.00       6.38        A-5   206,231.25
A-5  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-5  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

A-6                       8.00000%       0.00      129,393.33    129,393.33      0.00        0.00       6.67        A-6   129,393.33
A-6  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
A-6  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

B-1                       8.39200%       0.00      118,767.79    118,767.79      0.00        0.00       6.99        B-1   118,767.79
B-1  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
B-1  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

B-2                       9.64400%       0.00       85,305.55     85,305.55      0.00        0.00       8.04        B-2    85,305.55
B-2  Carryover Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00
B-2  Writedown Interest   0.00           0.00            0.00          0.00      0.00        0.00       0.00

X                                  187,118.56      418,138.16    349,505.91 68,632.25  255,750.81                    X    349,505.91

Service Fee                              0.00      172,236.79    172,236.79      0.00        0.00                         172,236.79
                            -------------------------------------------------------------------                         ------------

                                   187,118.56    1,836,735.70  1,768,103.45 68,632.25  255,750.81                       3,391,374.18
*Distribute "X" as follows:

CUMULATIVE UNPAID "X"              255,750.81
CUMULATIVE UNPAID TURBO             86,118.39
                               ---------------
CUMULATIVE TOTAL LOSSES            341,869.20
                               ===============
